Exhibit 99.(n)(4)

AMERICAN UNITED LIFE INSURANCE COMPANY

CERTIFICATE OF RESOLUTION

I, Cynthia Reese, do hereby certify that I am the duly elected and qualified Assistant Secretary of American United Life Insurance Company (the “Corporation”), and a keeper of the records and corporate seal of the Corporation, and that the following is a true and correct copy of a resolution adopted by the Board of Directors (the “Board”) of the Corporation effective March 4, 2024:

RESOLUTION OF THE DIRECTORS OF

AMERICAN UNITED LIFE INSURANCE COMPANY

Securities Filings

March 4, 2024

The Board of Directors of American United Life Insurance Company (the “Corporation”) hereby resolve as follows with respect to the Corporation’s securities filings identified below:

RESOLVED, That the Board of Directors does hereby authorize and direct employees of the Corporation to execute and file with the Securities and Exchange Commission (the “SEC”), Post-Effective Amendments to the AUL Retirement Services’ AUL American Unit Trust’s Registration Statement, File No. 033-31375; the Individual AUL American Individual Variable Annuity Unit Trust’s (IVA) Registration Statement, File No. 033-79562; the Individual AUL American Individual Variable Annuity Unit Trust's (DirectPoint) Registration Statement, File No. 033-70065; the Individual AUL American Individual Variable Annuity Unit Trust’s (StarPoint) Registration Statement, File No. 333-99191; the Individual AUL American Individual Variable Annuity Unit Trust’s (Voyage Protector) Registration Statement, File No. 333-141415; the Individual AUL American Individual Variable Annuity Unit Trust's (Select Point) Registration Statement, File No. 333-70049; the Individual AUL American Individual Variable Life Unit Trust’s (VULF) Registration Statement, File No. 333-32521; the Individual AUL American Individual Variable Life Unit Trust’s (VULS) Registration Statement, File No. 333-32553; the Individual AUL American Individual Variable Life Unit Trust’s (American Accumulator) Registration Statement, File No. 333-152925; and the Individual AUL American Individual Variable Life Unit Trust’s (OneAmerica VUL) Registration Statement, File No. 333-263757; all under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, and as necessary and applicable, in order to continue the issuance and sale of units of the separate accounts;

FURTHER RESOLVED, That the Board of Directors does hereby authorize Richard M. Ellery, General Counsel and Secretary, Stephen L. Due, Deputy General Counsel, and Sean P. McGoff, Assistant General Counsel, to make such alterations and changes in the Post-Effective Amendments to the aforementioned Registration Statements as they may deem appropriate or necessary to comply with the requirements imposed by the SEC for the filing of any and all Post-Effective Amendments to the Registration Statements; and

FURTHER RESOLVED, That the Directors, officers, and employees of the Corporation who may be required to execute the separate accounts’ Registration Statements on Form N-4, N-6 and any amendments thereto be, and each of them hereby is, authorized to execute a power of attorney (or any such previously executed power of attorney is hereby ratified), appointing Richard M. Ellery, Stephen L. Due, and Sean P. McGoff their true and lawful attorneys, to execute in their name, place and stead, in their capacity as Director, officer, or employee of the Corporation, said Registration Statements and any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the SEC; and said attorneys shall have the power to act thereunder and shall have full power of substitution and resubstition; and said attorneys shall have full power and authority to do and perform in the name and on behalf of each of said Directors, officers, and employees, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said Directors, officers, and employees, or any or all of them, might or could do in person, said acts of said attorneys, being hereby ratified and approved.

I further certify that the foregoing resolution has not been rescinded or modified and is in full force and effect.

IN WITNESS WHEREOF, I have hereunto affixed my name as Assistant Secretary this 25th day of March, 2024.

/s/ Cynthia Reese
Cynthia Reese, Assistant Secretary